SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 9, 2011

DYNEGY INC.

DYNEGY HOLDINGS, LLC

(Exact name of registrants as specified in their charters)

Delaware	001-33443	20-5653152
Delaware	000-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas (Address of principal executive offices)	77002 (Zip code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. (collectively, the “Debtor Entities”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Chapter 11 Cases”).  Dynegy Inc. (“Dynegy”) and its subsidiaries, other than the five Debtor Entities, did not file voluntary petitions for relief and are not debtors under Chapter 11 of the Bankruptcy Code and, consequently, will continue to operate their businesses in the ordinary course.

The Chapter 11 Cases were filed in accordance with a Restructuring Support Agreement (the “Support Agreement”), dated November 7, 2011, among Dynegy, DH and certain holders (the “Consenting Noteholders”) of an aggregate in excess of $1.4 billion of DH’s $3,370.3 million aggregate principal amount of outstanding unsecured notes and debentures comprised of: 8.75% senior unsecured notes due February 15, 2012, 7.5% senior unsecured notes due June 1, 2015, 8.375% senior unsecured notes due May 1, 2016, 7.75% senior unsecured notes due June 1, 2019, 7.125% senior debentures due May 15, 2018 and 7.625% senior debentures due October 15, 2026. The Debtor Entities’ proposed financial restructuring, as outlined in the Support Agreement and the restructuring term sheet attached thereto, has the support of the Consenting Noteholders.

On December 9, 2011, Dynegy, DH and the noteholders signatory thereto (the “Noteholders”) entered into an amendment to the Restructuring Support Agreement (the “First Amendment”).  Pursuant to the First Amendment, the Noteholders agreed, among other things, subject to the terms and conditions contained in the Support Agreement, not to transfer their claims (the “Noteholder Claims”) until December 14, 2011 (while definitive documentation for the Restructuring is agreed upon) and thereafter to only transfer their claims to parties who also agree to be bound by the Support Agreement, as amended by the First Amendment, subject to certain exceptions.  Definitive documentation for the purpose of this deadline shall not include (i) the Confirmation Order, (ii) the New Secured Notes Indenture (other than the Description of Notes in connection therewith), and (iii) those appendices, amendments, modifications, supplements, exhibits and schedules to the Plan or Disclosure Statement that Dynegy, DH and a majority of the Noteholders agreed may be filed later.  All defined terms used in the foregoing paragraph but not otherwise defined herein shall have the meanings attributed to them in the Support Agreement, as amended by the First Amendment.

This summary of the First Amendment is qualified in its entirety by the full text of the First Amendment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Document
99.1	First Amendment to the Restructuring Support Agreement dated December 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

Date: December 9, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

DYNEGY HOLDINGS, LLC

Date: December 9, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	First Amendment to the Restructuring Support Agreement dated December 9, 2011.